                                                                  EXHIBIT 10.24



[VERIDIEN LOGO]


This Agreement, made this 1st day of August, 1999 between Robert P. Belling, hereinafter known as Belling, and Veridien Corporation, hereinafter known as Veridien.

Now, therefore, in consideration of the promises herein, it is agreed as follows:

That Belling will provide consulting services to Veridien for an unspecified period of time to analyze their product line, review their prior and current marketing activities, and develop a comprehensive marketing plan with specific short and long range goals and objectives, and assist in the implementation thereof. To facilitate this process, Veridien agrees to provide Belling access to any and all files and personnel necessary to obtain the necessary information required to complete the plan.

Veridien agrees to pay Belling a consulting fee of $8,000 per month plus all expenses commencing August 1, 1999. Such fee shall be paid twice monthly in equal payments of $4,000 each, in addition to reimbursement for any and all expenses incurred.

In addition, Belling will also engage in marketing activities to sell Veridien products to selected large accounts, mutually agreed to by Veridien. Commissions on gross sales volume will be based on the following schedule:


         Up to $1,000,000           5%
         $1,000,001 - $2,000,000    4%
         $2,000,001 - $3,000,000    3%
         $3,000,001 - $4,000,000    2%
         $4,000,001 - +             1%


Belling is an independent consultant and shall be individually responsible for his income taxes, both state and federal, FICA and any other taxes.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CONSULTANT                                  VERIDIEN CORPORATION

By: /s/ Robert P. Belling                   By: /s/ Andrew T. Libby
    -----------------------                    -------------------------
        Robert P. Belling                           Andrew T. Libby
                                                    Executive VP and COO

Witness: /s/ Cheryl Ballou                  Witness: /s/ Cheryl Ballou
        -------------------                        ---------------------

Name:        Cheryl Ballou                  Name:        Cheryl Ballou
      ---------------------                      -----------------------